SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C.  20549


               FORM 8-K

            CURRENT REPORT


  Pursuant to Section 13 or 15(d) of
  The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 12, 1997


        Comshare, Incorporated
(Exact name of registrant as specified in its charter)


               Michigan
(State or other jurisdiction of incorporation)

     0-4096                                        38-1804887
(Commission File Number)                  (IRS Employer Identification No.)

                      555 Briarwood Circle,
                   Ann Arbor, Michigan  48108
       (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (313) 994-4800

                         Not Applicable
  (Former name or former address, if changed since last report)


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Item 5.  Other Events

       On December 12, 1997, Comshare, Incorporated (the "Company") and Arbor Software Corporation ("Arbor") settled all claims and counterclaims asserted by the parties with respect to the License Agreement, dated as of December 23, 1993, by and between the Company and Arbor (the "License Agreement"), which was the subject of a lawsuit pending in the United States District Court for the Northern District of California, Arbor Software Corporation v. Comshare, Incorporated, Civil Action No. C-96-20812 RMW
(PVT). The lawsuit was described in Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. The settlement is more fully described in the press release included as Exhibit 99 of this Current Report on Form 8-K and is incorporated herein by reference.

       In connection with such settlement, the Company and Arbor entered into the Second Amendment to License Agreement, dated December 12, 1997 (the "Second Amendment"), which amends the License Agreement. A copy of the Second Amendment is included as Exhibit 10 of this Current Report on Form 8-K and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       Ex. 10 *  -  Second Amendment to License Agreement by and between
                         Arbor Software Corporation and Comshare,
                         Incorporated.

       Ex. 99    -  Press Release dated December 15, 1997



                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMSHARE, INCORPORATED


Date:  December 24, 1997               By: /S/ Kathryn A. Jehle
                                           Kathryn A. Jehle
                                           Senior Vice President,
                                           Chief Financial Officer,
                                           Treasurer and Assistant Secretary

*Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2.